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                                                                    Exhibit 99.1


         The undersigned, Kenneth L. Garret, hereby consents to being named as a prospective director of Ursus Telecom Corporation (the "Corporation") in Amendment No. 2 to the Corporation's Registration Statement on Form S-1 (File No. 333-46197) and in any subsequent amendments thereto.


                                             /s/ Kenneth L. Garret
                                             ---------------------------
                                             Kenneth L. Garret

Date: April 2, 1998